CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           LITIGATION ECONOMICS, INC.

                  The undersigned President of LITIGATION ECONOMICS, INC., a corporation duly organized and existing under the laws of the State of Nevada, does hereby certify that complete and proper shareholder action has taken place to amend the Corporation's Articles of Incorporation as follows:

                  FIRST. The name of this corporation is LITIGATION ECONOMICS, INC.

                  SECOND. The Board of Directors of the Corporation acted pursuant to unanimous written consent as of March 12, 1998 and approved all of the following amendments, and recommended the same to the shareholders.

                  THIRD. The Articles of  Incorporation  are amended by deleting
Article I, as currently in force and effect, in its entirety and inserting the following in lieu thereof:

                  "ARTICLE I - NAME

                           The name of the corporation is
                                             EMPIRE COMMUNICATIONS CORPORATION."


                  FOURTH. The Articles of Incorporation are further amended by adding new Article X, as follows:

                  "ARTICLE X - INDEMNIFICATION

                           Each   Director   and   Executive   Officer  of  this
                  Corporation may be indemnified by the Corporation with respect to actions taken or not taken by said Directors or Executive Officers in the course of their duties for the Corporation to fullest extent permitted by law. The specific terms of any such indemnification shall be provided in the bylaws of the Corporation."

                  FIFTH. The Articles of Incorporation are further amended by adding Article XI as follows:

                  "ARTICLE XI - FAIR PRICE

                                    A.  Unless  the   conditions  set  forth  in
                           clauses 1 and 2 below are satisfied, there shall be no "Business Transaction," as defined below, between this corporation and a "Related Person", as defined below, except upon the affirmative vote of the holders of eighty percent (80%) of all the shares of stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Article FIFTEENTH as one class.

                                    The approval of eighty  percent (80%) of the
                           holders of stock of this corporation shall not be required for those Business Transactions involving a Related Person if (1) the Business Transaction has been approved by two-thirds of the "Continuing Directors" of the corporation, as defined, or (2) all of the following conditions are satisfied:

                                            (a) the  Business  Transaction  is a
                                    merger or consolidation of the corporation and the amount paid per share to the holders of common stock of the corporation is at least equal in value to the highest amount paid by the Related Person for a share of common stock of the corporation within two years prior to the date such person became a Related Person or in the transaction in which the Related Person became a Related Person (the "Highest Purchase Price");

                                            (b) after  becoming a Related Person
                                    and prior to such merger or consolidation, such Related Person did not acquire any additional shares of voting stock of the corporation; and

                                            (c)  prior  to  consummation  of the
                                    merger or consolidation, such Related Person
                                    did  not  receive  any  benefits   from  the
                                    corporation (except proportionately as a shareholder) or cause any material change in the corporation's business or equity capital structure.

                                    B.  For   purposes  of  this  Article  XI  a
                           "Business Transaction," shall mean one of the following transactions involving this corporation and a Related Person (other than where the Related Person is participating proportionately as a shareholder):
                           (a) a merger or consolidation involving the corporation or any of its subsidiaries, (b) the sale, exchange or other disposition by the corporation or any of its subsidiaries of assets onstituting more than twenty percent (20%) of the fair market value of the total assets of the entity involved, (c) the purchase or other acquisition by the corporation or any of its subsidiaries of more than twenty percent (20%) of the fair market value of the total assets of the entity involved, (d) the issuance, transfer or other disposition of any securities of the corporation or of any of its subsidiaries, (e) any recapitalization or reclassification of securities of the corporation or other transaction that would have the effect of increasing the voting power of a Related Person, (f) any liquidation, spin-off or other dissolution, of the corporation, and (g) any agreement or other arrangement providing for any of the transactions defined as a Business Transaction.

                                    A  "Related  Person"  for  purposes  of this
                           Article shall mean any person or entity which is the "beneficial owner" directly or indirectly of shares of stock of this corporation possessing more than ten percent (10%) of the votes of the outstanding shares of stock of this corporation entitled to vote in the election of directors, considered for the purposes of this Article XI as one class. For the purpose of this
                           Article XI, and without limiting the definition of "beneficial owner" or "beneficially own," any corporation, person or other entity shall be deemed to be the "beneficial owner" of or to "beneficially own" any share of stock of the corporation (a) which it has the right to acquire either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, otherwise, or (b) which is "beneficially owned," directly or indirectly (including shares deemed owned through application of the foregoing clause (a) of this paragraph), by any other corporation, person or other entity either with which it or its "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time or any successor provision. Also for purposes of this Article XI, the "outstanding" shares of any class of stock of the corporation shall include shares deemed owned through application of the foregoing clauses (a) and (b) of this paragraph, but shall not include any other shares which may be issuable either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                                    For   purposes   of  this   Article   XI,  a
                           "Continuing Director" shall mean a director who was elected by the public shareholders of the corporation prior to the time that the Related Person became a Related Person, or a Person elected to succeed a Continuing Director by a majority of the Continuing

                           Directors, so long as such Continuing Directors constitute a majority of the Board of Directors of the corporation both before and after the Business Transaction.

                                    C. This  article X may not be  amended,  nor
                           may it be revealed in whole or in part, until authorized by the favorable vote of not less than eighty percent (80%) of all of the votes entitled to be cast thereon by the holders of the issued and outstanding common stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article to be a Class, unless at the time any such proposed amendment or repeal is submitted to vote of the shareholders of the corporation entitled to vote there is no Related Person, as defined, in which event this Article XI may be so amended or repealed by the favorable vote of not less than such number of votes as shall otherwise be required by law at such time to effect such amendment or repeal.



                  SIXTH. These Amendments were duly adopted by the Shareholders of the Corporation by written consent pursuant to Section 78.320, Nevada Revised Statutes on March 12, 1998.

                  SEVENTH. The number of shares outstanding and the number of shares entitled to vote on the Amendments were as follows:

                              Number of Shares               Number of Shares
      Designation               Outstanding                  Eligible to Vote
      -----------               -----------                  ----------------
      Common                  1,600,000 shares               1,600,000 shares


                  EIGHTH. The number of shares of each class voted for and against the Amendments were as follows:

                              Shares Voted                Shares Voted
       Class                   in Favor                      Against
       -----                   --------                      -------
       Common                1,497,000 shares               0  shares

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate of Amendment this 12th day of March, 1998.

                                                 LITIGATION ECONOMICS, INC

                                                  /s/ Cornelius A. Hofman, II
                                                 ----------------------------
                                                 By: Cornelius A. Hofman II
                                                 Its: President

Attest:

/s/ Stacey A. Hofman
----------------------
Stacey A. Hofman
Secretary


State of Idaho             )
                           : ss.
County of Shoshone         )


                  On March 20, 1998, personally appeared before me, a Notary Public, Cornelius A. Hofman II and Stacey A. Hofman, who being the President and Secretary of Litigation Economics, Inc., respectively, acknowledged that they executed the above instrument.



                                                     /s/ Jennifer Bowen
                                                     -------------------
                                                     Notary Public
[SEAL]